UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_____________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 16, 2024
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Iridium Communications Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-33963	26-1344998
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1750 Tysons Boulevard
Suite 1400
McLean, VA 22102
(Address of principal executive offices)

703-287-7400
(Registrant’s telephone number, including area code)
_____________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	IRDM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 16, 2024, Thomas J. Fitzpatrick, Chief Financial Officer (principal financial officer) of Iridium Communications Inc. (the “Company”), notified the board of directors of the Company (the “Board”) of his decision to retire from his positions with the Company, with such retirement to be effective at the close of business on December 31, 2024.

Following his retirement, Mr. Fitzpatrick will continue to serve on the Board. Starting in the first quarter of 2025, Mr. Fitzpatrick will receive the same compensation as the other non-employee members of the Board under the Company’s Non-Employee Director Compensation Plan as in effect from time to time, the current version of which was filed as Exhibit 10.23 to the Company’s Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission on February 15, 2024.

Also on August 16, 2024, Bryan J. Hartin, Executive Vice President, Sales and Marketing of the Company, notified the Board of his decision to retire from his position with the Company, with such retirement to be effective at the close of business on December 31, 2024.

On August 21, 2024, the Company announced the appointment of Vincent O’Neill, 58, as its Chief Financial Officer, effective January 1, 2025. Mr. O’Neill will serve as the Company’s principal financial officer. There is no arrangement or understanding between Mr. O’Neill and any other person pursuant to which he was selected as an executive officer of the Company.

Since April 2024, Mr. O’Neill has served as Senior Vice President, Finance of Iridium Satellite LLC, the Company’s principal operating subsidiary. From 2014 to April 2024, Mr. O’Neill served as Vice President, Financial Planning & Analysis of Iridium Satellite. In these positions, Mr. O’Neill led the Company’s annual budgeting, long-range financial planning, strategic transactions and financing transactions functions. Prior to joining Iridium, Mr. O’Neill was chief financial officer of Mobilitie, a wireless infrastructure company, and previously spent ten years at Nextel Sprint in a variety of senior finance roles. Mr. O’Neill is a Chartered Management Accountant and holds an Accounting and Finance Diploma from Technological University Shannon, Ireland.

Mr. O’Neill’s compensation as Chief Financial Officer will be determined prior to the effective date of his appointment. The Company will file an amendment to this report to provide such information within four business days after the information is determined.

Item 7.01. Regulation FD Disclosure.

On August 21, 2024, the Company announced the appointment of Timothy Last, 57, as the new Executive Vice President, Sales and Marketing, to be effective January 1, 2025. Mr. Last currently serves as Senior Vice President, Sales, Product Management and Customer Care with responsibility for the Company’s product portfolio, global customer integration and support and for commercial sales in the Americas region. He previously served as Vice President and General Manager, Americas. Last joined Iridium in 2012 and has held roles of increasing responsibility within the sales and marketing organization. Prior to working at Iridium, Last held business development roles at ORBCOMM, Inc. and BT Group. Last holds an MSc in Telecommunications Business from University College London, England.

The Company issued a press release announcing the executive changes set forth above on August 21, 2024. The text of the press release is included as Exhibit 99.1 to this Form 8-K. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein and herein are deemed to be furnished and shall not be deemed to be filed.

Also on August 21, 2024, the Company announced that its board of directors had declared a cash dividend on its common stock of $0.14 per share. The dividend is payable on September 30, 2024, to stockholders of record as of September 13, 2024.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press release dated August 21, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).*
*    Submitted electronically with this Report in accordance with the provisions of Regulation S-T

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 IRIDIUM COMMUNICATIONS INC.

Date: August 21, 2024                     By:    /s/ Kathleen A. Morgan
                                 Name:     Kathleen A. Morgan
                                 Title:     Chief Legal Officer